EXHIBIT 21.1


              SUBSIDIARIES OF WILSON GREATBATCH TECHNOLOGIES, INC.

Subsidiary                                                        Incorporated
----------                                                        ------------

WGL Intermediate Holdings, Inc.                                   Delaware
(direct subsidiary of Wilson Greatbatch Technologies, Inc.)
Wilson Greatbatch Ltd.                                            New York
(direct subsidiary of WGL Intermediate Holdings, Inc.)
Greatbatch-Hittman, Inc.                                          Delaware
(direct subsidiary of Wilson Greatbatch Ltd.)

Battery Engineering, Inc.                                         Massachusetts
(direct subsidiary of Wilson Greatbatch Ltd.)

Greatbatch-Sierra, Inc.                                           Delaware
(direct subsidiary of Wilson Greatbatch Ltd.)

Greatbatch-Globe Tool, Inc.                                       Minnesota
(direct subsidiary of Wilson Greatbatch Ltd.)



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